PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


April 29, 2009

  FOR IMMEDIATE RELEASE
  Contact: Dana C. Gavenda, Chief Executive Officer
  FSB Community Bankshares, Inc.
  Tel (585) 223-9080

                         FSB COMMUNITY BANKSHARES, INC.
                           ANNOUNCES QUARTERLY RESULTS

Fairport, New York, April 29, 2009: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported net income of $51,000 for the quarter ended March 31, 2009 compared to a net loss of $106,000 for the quarter ended March 31, 2008. Net income per share was $0.03 for the quarter ended March 31, 2009 compared to a net loss per share of $(0.06) for the quarter ended March 31, 2008. The Company's net interest margin for the quarter ended March 31, 2009 increased 52 basis points to 2.53% from 2.01% for the quarter ended March 31, 2008.

The $157,000 improvement in net income (loss) for the first quarter of 2009 compared to the first quarter of 2008 resulted primarily from an increase in net interest income, reflective of an increase in higher yielding interest earning assets and the Company's ability to reduce the deposit costs in a low interest rate environment, an increase in other income, partially offset by an increase in other expenses.

At March 31, 2009, the Company had $199.4 million in consolidated assets and $179.0 million in consolidated liabilities. Consolidated stockholders' equity at March 31, 2009 was $20.4 million, or 10.23% of consolidated assets. Net loans receivable decreased during the first quarter of 2009 by $7.1 million. The Bank sold $4.8 million in mortgage loans in the first quarter of 2009 as management made the decision to sell long term, fixed rate loans in this historically low interest rate environment. The Bank sold these loans at a significant gain which was recorded in other income, and will realize servicing income on these loans in the years ahead. Management felt that selling these loans was a prudent interest rate risk decision in order to position the balance sheet for higher interest rates in the future. Total deposits increased $10.9 million to $138.4 million at March 31, 2009 from $127.5 million at December 31, 2008, with deposit growth at all three branches.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues not to be involved in, and has no exposure to, sub-prime or Alt-A lending activities. The Bank ended the first quarter of 2009 with net loans receivable of $128.6 million, with only three non-performing loans totaling $133,000. Management believes no losses will be recognized on these loans and continues to actively monitor the performance of the loan portfolio during these difficult economic times.

Investment securities increased by $7.0 million, or 13.7% to $58.2 million on March 31, 2009 from $51.2 million on December 31, 2008. The Company has reviewed its investment securities portfolio totaling $58.2 million at March 31, 2009, and does not expect to record any other-than-temporary impairment charges in this portfolio. The Company does not hold any mortgage-backed securities collateralized by sub-prime mortgages, Freddie Mac or Fannie Mae preferred stock, trust preferred securities or common stock of other banks.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank, the wholly owned subsidiary of the Company, conducts business from its main office in Fairport, New York and two branches located in Penfield, New York and Irondequoit, New York. The Bank's principal business consists of originating one- to four- family residential real estate mortgages, loans and home equity lines of credit and to a lesser extent originations of commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


                 Selected Consolidated Balance Sheet Information
                      March 31, 2009 and December 31, 2008
                  (Dollars in thousands, except per share data)

                                                                             (Unaudited)             (Unaudited)
---------------------------------------------------------------------------------------------------------------------
                                                                                March 31,            December 31,
                                 Assets                                          2009                    2008
---------------------------------------------------------------------------------------------------------------------
Assets                                                                        $199,367                $196,135
---------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                        6,604                   3,173
---------------------------------------------------------------------------------------------------------------------
Investment Securities                                                           58,214                  51,214
---------------------------------------------------------------------------------------------------------------------
Net Loans Receivable                                                           128,640                 135,713
---------------------------------------------------------------------------------------------------------------------
Deposits                                                                       138,395                 127,522
---------------------------------------------------------------------------------------------------------------------
Short-term and long-term borrowings                                             38,318                  45,481
---------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                      20,389                  20,041
---------------------------------------------------------------------------------------------------------------------
Book value per share                                                          $  11.83                $  11.64
---------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                             10.23%                  10.22%
---------------------------------------------------------------------------------------------------------------------


                         FSB COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------

           Selected Consolidated Statements of Operations Information
              Three Months Ended March 31, 2009 and March 31, 2008
                  (Dollars in thousands except per share data)

                                                           (Unaudited)
--------------------------------------------------------------------------------
                                                For the Three Months Ended
                                                        March 31,
--------------------------------------------------------------------------------
                                                    2009               2008
--------------------------------------------------------------------------------
Interest and Dividend Income                  $    2,501          $   2,406
--------------------------------------------------------------------------------
Interest Expense                                   1,304              1,520
--------------------------------------------------------------------------------
Net Interest Income                                1,197                886
--------------------------------------------------------------------------------
Provision for Loan Losses                              6                  -
--------------------------------------------------------------------------------
Net Interest Income after                          1,191                886
     Provision for Loan Losses
--------------------------------------------------------------------------------
Other Income                                         134                 94
--------------------------------------------------------------------------------
Other Expense                                      1,246              1,144
--------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                     79               (164)
--------------------------------------------------------------------------------
Provision (Benefit) for Income Taxes                  28                (58)
--------------------------------------------------------------------------------
Net Income (Loss)                                     51               (106)
--------------------------------------------------------------------------------
Earnings (Loss) per common share              $     0.03          $   (0.06)
--------------------------------------------------------------------------------
Average common shares outstanding (In              1,723              1,719
thousands)
--------------------------------------------------------------------------------




                                      (End)